                                                                 Exhibit 99(a)10

                              Miller Freeman Inc.
                                      CMP

                      Creating a world-class b2b high-tech
                              information company

                                     [LOGO]

                                  May 4, 1999
                             Southgate Towers Hotel
                                 New York City

Don Pazour
President & CEO, Miller Freeman, Inc.

Marshall Freeman
Chairman, Miller Freeman Inc.

Regina Ridley
Group President - High-Tech, Miller Freeman Inc.

Presentation Overview
--------------------------------------------------------------------------------

o    CMP: A strategic opportunity
o    Growth prospects for the high-tech b2b market
o    Market-leading brands: Miller Freeman and CMP
o    Miller Freeman's business plan
o    The online opportunity
o    Financial highlights
o    Summary

Why CMP?

Strategic opportunity to create a
leading high-tech b2b business
--------------------------------------------------------------------------------

o United News & Media focus on high-growth high-tech b2b markets through Miller Freeman

o US high-tech market is the world's largest and fastest growing b2b market

o    CMP owns leading high-tech publications and leading b2b web sites

o    Complements Miller Freeman's markets/management strengths

o    Strong professional management

Financially compelling acquisition
--------------------------------------------------------------------------------

o    Opportunity for cost cutting and improving margins

o    Revenues at cyclical low

o    Eps neutral in 2000 (before investment in CMPNet)

o    Strong eps growth thereafter

o    CMPNet + MF equals high-tech b2b online presence

o External financing of online business potential creates significant shareholder value and web currency for further development

                                 Why high tech?
--------------------------------------------------------------------------------

o     Biggest

      -     high tech is 44% of all US b2b advertising revenues

o     Fastest

      -     average annual growth of 13% 1984 - 1998

o     Dynamic

      -     innovation creates new products which drive media revenues

o     Wired

      -     naturally inclined to advertise and transact via the web

                    Computing titles have out-performed the
                        total business magazines market
--------------------------------------------------------------------------------

               Magazine Advertising: Computing b2b vs. Total b2b

      Omitted graph compares percent growth per year in computer magazine "business to business" advertising versus general magazine "business to business" advertising.

Prospects

o High tech fundamentals strong; high rates of product innovation, print, on-line to deliver vital product information

o     Y2K and Asian crisis have temporarily dampened print advertising growth

o     Medium term prospects are good and faster growth expected online

CMP has built market-leading brands
--------------------------------------------------------------------------------

o Leading high-tech b2b publisher with strong growth prospects and extensive network of leading brands

o    Strong web presence: over 40 websites under 'CMPNet' brand
     -   a leader in the fast growing b2b market

o Information products: database assets & conferences, research & testing businesses offer growth potential

o No. 1 EOEM 'builders' segement; No. 1 in channel 'sellers' segment; No. 3 in business technology 'users' segment

o Core titles: EE TIMES, ELECTRONIC BUYERS NEWS, COMPUTER RESELLER NEWS, VARBUSINESS, INFORMATION WEEK, & NETWORK COMPUTING

                             CMP's Market Leading Brands
--------------------------------------------------------------------------------

        Builders                          Sellers                            Users
 Omitted illustration shows         Omitted illustration shows      Omitted illustration shows
the covers of two magazines,        the covers of two magazines,    the covers of two magazines,
    ELECTRONIC BUYERS'                 COMPUTER RESELLER NEWS           NETWORK COMPUTING and
    NEWS and EE TIMES.                    and VARBUSINESS.                 INFORMATION WEEK


                       CMP has leading titles across all
                           segments of high tech b2b
--------------------------------------------------------------------------------

                       Major US High Tech B2B Publishers

                ----------------------------------------------------------------------------------------------
                     Builders                 Sellers                   Users                    Total
                ----------------------------------------------------------------------------------------------
                 #     $m        %        #     $m        %        #     $m       %         #     $m        %
--------------------------------------------------------------------------------------------------------------
Ziff-Davis                                1       7       4%       6     561      46%       7     568      34%
CMP              3     110      41%       3     160      94%       6     251      21%      12     520      31%
IDG                                                                8     364      30%       8     364      22%
Reed            10      94      35%                                                        10      94       6%
Other           10      66      24%       1       2       2%       9      35       2%      20     105       7%
--------------------------------------------------------------------------------------------------------------
Total           23     271     100%       5     169     100%      29   1,211     100%      57   1,651     100%
--------------------------------------------------------------------------------------------------------------

Source: Adscope (gross revenue data)

Miller Freeman holds No. 1 position
in targeted technical markets
--------------------------------------------------------------------------------

Embedded Systems Programming
CAD
Computer Security
Computer telephony
Converging digital media
Game development
Web development
Software development

Miller Freeman's
market-leading brands
--------------------------------------------------------------------------------

o    CAD: CADENCE

o    Computer security: Computer Security Institute

o    Computer telephony: COMPUTER TELEPHONY magazine and expo

o Converging digital media: Digital Video magazine & expo, 3-D Design magazine & expo

o    Electronics: EMBEDDED SYSTEMS PROGRAMMING magazine & show

o    Game development: GAME DEVELOPER magazine & expo

o    Information technology: PC Expo

o Software development: DR. DOBB'S JOURNAL, INTELLIGENT ENTERPRISE, MICROSOFT SYSTEMS JOURNAL

o    Web development: WEB TECHNIQUES magazine and expo

Miller Freeman's high-tech portfolio
--------------------------------------------------------------------------------

13 high-tech magazines
42 magazines
25 trade shows
49 websites
Data and information products

Community building:
The Miller Freeman model
--------------------------------------------------------------------------------

Web
---
WEB TECHNIQUES
Web Design & Development Show
webreview.com

Game
----
GAME DEVELOPER
Game Developer's Conference & Expo
GamExecutive Conference
gamasutra.com

Electronics
-----------
EMBEDDED SYSTEMS PROGRAMMING
EMBEDDED SYSTEMS PROGRAMMING EUROPE
INTEGRATED SYSTEMS DESIGN
SILICON STRATEGIES
Embedded Systems Conference & Expo
Embedded Executive Conference

                      Miller Freeman's business plan will
                          generate substantial growth
--------------------------------------------------------------------------------

Become the leading provider of opportunities for high tech b2b buyers, sellers and users to interact in print, electronic and live media

o     Strong fit between MF's niche and CMP's broad based strengths

o     Substantial profit opportunity through management of yields and costs

o     Build upon CMPNet's market leading position in fast growing b2b sectors

o     Organic development leveraging MF's show and conference expertise

                            Complementary Portfolios
--------------------------------------------------------------------------------

                        ----------------------------------------------------------------------------------------------------------
                                             Builders
                                                                                      Sellers                   Users
                        Software                  Electronic Systems
----------------------------------------------------------------------------------------------------------------------------------
Shows            MF     Web Design                Embedded Systems                                     CT Expo
Conferences             Software Development      Silicon Strategies                                   PC Expo
                        Web Design
                        ----------------------------------------------------------------------------------------------------------
                 CMP                                                           XChange                 IW Conference
                                                                                                       E: Business
----------------------------------------------------------------------------------------------------------------------------------
Publications     MF     Dr Dobbs Journal          Circuits Assembly                                    Computer Telephony
                        Microsoft Systems Journal Communication Systems Design                         Call Center
                        Web Techniques            Embedded Systems                                     Wall St and Technology
                        Software Development      Integrated Systems Design                            Cadence
                                                  PC Fabrication                                       Unix
                                                                                                       Bank Systems and
                                                                                                       Technology
                                                                                                       Insurance and Technology
                        ----------------------------------------------------------------------------------------------------------
                 CMP                              EE Times                     Computer Reseller News  InformationWeek
                                                  Electronic Buyers News       VARBusiness             Network Computing
----------------------------------------------------------------------------------------------------------------------------------
Online           MF     Gamasutra                 Embedded.com                                         Computer Telephony
                        Dr Dobbs                                                                       MWMedia
                        Webreview.com
                        ----------------------------------------------------------------------------------------------------------
                 CMP                              EDTN                            Channel Web          TechWeb
                                                                                                       Planet IT
----------------------------------------------------------------------------------------------------------------------------------
Information      CMP                              NSTL                         NSTL                    NSTL
                                                                               Channel Information     Reality Research
                                                                               Services
----------------------------------------------------------------------------------------------------------------------------------

                     Miller Freeman will manage for profit
--------------------------------------------------------------------------------

o     Yield management; discounts, ratecard, incentives

o     MF track record

                                        -------------------------------------------------------
                                                                                          CAGR
                                        1994      1995      1996      1997      1998      94-98
-----------------------------------------------------------------------------------------------
Average of 8 MFI HiTech Titles          100       114       131       151       168       13.8%
-----------------------------------------------------------------------------------------------

o     Cost reduction

      -     loss elimination

      -     merge CMP / MFI support functions

      -     significant overhead reduction

o     Target $40m of profit improvements by 2000

                        Substantial Organic Development
--------------------------------------------------------------------------------

o     Planned development opportunities:

      - cross exploitation of combined high tech advertiser and user databases

      -     cross promotion of products

      -     leveraging high level CMP vendor relationships

      -     use of CMP's 'platform' titles to launch new conferences and shows

                     CMPNet is b2b high tech market leader
--------------------------------------------------------------------------------


                            Unique Business Visitors

   Omitted graph compares millions of unique business vistors per month of ZDNet versus CMPNet.

Leading brands include:

      - TechWeb - first ever technology site on the web to serve IT professionals

      - EDTN and ChannelWeb - portal sites for the electronics industry and channel resellers

      - All sites have JVs or well established plans for adding e commerce revenue streams to rapidly growing advertising revenues

Source: Mediametrix, CMP

                   External financing opportunity for online
                     business delivering web 'currency' and
                          generating shareholder value
--------------------------------------------------------------------------------

o     Invest in CMPNet's position as the No. 1 b2b high-tech vehicle:

      -     Fold in MF's specialist content and audience

      -     Build additional vertical communities

      -     Build new revenue streams from e commerce opportunities

      -     Create stand alone business unit

o     Targets:

      -     External financing of online business delivering web currency

      -     Year 2000 - revenues of $35m

                            Key Financial Highlights
--------------------------------------------------------------------------------

o     Cost at $39 / share $920m

o     Funding by debt

o     Proforma interest cover estimated 4.5x

o     Headline eps dilutive 1999 / 'neutral' 2000 pre web

o     Estimated Net Transaction / conversion costs $130m

      -     exceptional cost $65m

      -     goodwill $65m

o     SVA positive 2003

o     Web value

                         Price in line with comparable
                                  transactions
--------------------------------------------------------------------------------

                                                 ----------------------------------------------------------
                                                 Transaction             LTM             Transaction Value
-----------------------------------------------------------------------------------------------------------
              Target          Acquirer
Announced     Name            Name                Value $m      Sales $m     EBITDA $m     Sales     EBITDA
-----------------------------------------------------------------------------------------------------------
1995          Ziff            Softbank              2,100         1,000                     2.1x
              Publishing
-----------------------------------------------------------------------------------------------------------
1996          Advanstar       Hellman                 237           145         24          1.6x      9.8x
                              Friedman
-----------------------------------------------------------------------------------------------------------
1996          Petersen        Willis Stein &          450           215         21          2.1x     21.4x
              Companies       Partners
              Inc.
-----------------------------------------------------------------------------------------------------------
1998          Petersen        EMAP PLC              1,495           383        100          3.9x     15.0x
              Companies
              Inc.(1)
-----------------------------------------------------------------------------------------------------------
                                                                             Average        2.4x     15.4x

                                                                             Median         2.1x     15.0x
                                                                             ------------------------------

-----------------------------------------------------------------------------------------------------------
1999          CMP             UNM                    920            478         69(2)       1.9x     13.3x
-----------------------------------------------------------------------------------------------------------

(1) 1999 operating data used to normalise acquisition multiples. 1998 data results in 4.8x sales and 24.8x EBITDA multiples
(2)   After including cost savings of $40m

                                    Summary
--------------------------------------------------------------------------------

o     Strategically compelling

o     Quality assets and management

o     High growth market

o     Major web position + web currency

o     Eps neutral 2000 thereafter strong growth

o     Earnings growth & online value

      = financially compelling

A perfect marriage
--------------------------------------------------------------------------------

Miller Freeman's deep, targeted reach
to high-tech niche markets
and experience in building communities

+

CMP's vast reach to broad markets
and leading high-tech online market position

=

One company with the power to access
high-tech markets as no company has done before